UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8–K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 2, 2010
Thor Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9235 (Commission File Number)	93-0768752 (IRS Employer Identification No.)

419 West Pike Street, Jackson Center, Ohio (Address of Principal Executive Offices)	45334-0629 (Zip Code)
Registrant’s telephone number, including area code: (937) 596-6849
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     On November 2, 2010, Thor Industries, Inc. (the “Company”) issued a press release announcing certain financial results for the quarter and year ended October 31, 2010. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     In accordance with general instruction B.2 to Form 8-K, the information set forth in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing thereunder or under the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 2, 2010, the Company disclosed in its definitive proxy statement filed with the Securities and Exchange Commission that Neil D. Chrisman and William C. Tomson have informed the Company that they intend to retire from the Company’s Board of Directors, effective as of the date of the Company’s 2010 annual meeting of stockholders. However, Mr. Chrisman has indicated that he will remain on the Company’s Board of Directors until a suitable successor is identified by the Company.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit Number	Description
99.1	Copy of press release, dated November 2, 2010, issued by the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.
Date: November 5, 2010	By:	/s/ Christian G. Farman
		Name:	Christian G. Farman
		Title:	Senior Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Copy of press release, dated November 2, 2010, issued by the Company